QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.1

PRECISION OPTICS CORPORATION, INC.

CERTIFICATION PURSUANT TO
SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        We, Richard E. Forkey, Chief Executive Officer and Jack P. Dreimiller, Chief Financial Officer of Precision Optics Corporation, Inc. (the "Company"), certify, pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

    (1)
    The Annual Report on Form 10-KSB of the Company for the year ended June 30, 2003 (The "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78 m or 78o(d)); and

    (2)
    The information contained in the Report fairly presents, in all material respects, the financial            condition and results of operations of the Company.

DATE: September 24, 2003
/s/ RICHARD E. FORKEY Richard E. Forkey, Chairman of the Board, Chief Executive Officer, President and Treasurer
/s/ JACK P. DREIMILLER Jack P. Dreimiller, Senior Vice President Finance, Chief Financial Officer and Clerk

QuickLinks

CERTIFICATION PURSUANT TO SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002